EXHIBIT 3.3

CHARTER

OF

ACCORD HEALTHCARE, INC.

The undersigned, acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following charter for such corporation.

1. The name of the corporation is Accord Healthcare, Inc.

2. The corporation is for profit.

3. The street address for the corporation’s principal office is:

111 Long Valley Road

Brentwood, Tennessee 37027

County of Williamson

4. (a) The name of the corporation’s initial registered agent is:

Timothy S. Hill

    (b) The street address of the corporation’s initial registered office in Tennessee is:

111 Long Valley Road

Brentwood, Tennessee 37027

County of Williamson

5. The name and address of the incorporator is:

William C. Brewer III

Stokes & Bartholomew, P.A.

424 Church Street, Suite 2800

Nashville, Tennessee 37219

County of Davidson

6. The corporation is authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation shall have authority to issue is two hundred million (200,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and one hundred million (100,000,000) shares of Preferred Stock, having $0.01 par value per share (“Preferred Stock”).

The Common Stock shall have all rights, powers, and privileges accorded common stock under the Act, this Charter and the Bylaws, as amended, of the corporation.

The shares of Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the corporation is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed by the laws of the State of Tennessee. All rights herein conferred to the shareholders are granted subject to this reservation.

8. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Tennessee.

9. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this paragraph 9 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Dated: February 15, 2000

William C. Brewer III, Incorporator

For Office Use Only

ARTICLES OF AMENDMENT

TO THE CHARTER

(For-Profit)

Department of State

Corporate Filings

312 Eighth Avenue North

6th Floor, William R. Snodgrass Tower

Nashville, TN 37243

CORPORATE CONTROL NUMBER (IF KNOWN) 0384648

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS

Accord Healthcare, Inc.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

Healthmont Healthcare, Inc.

2.	PLEASE MARK THE BLOCK THAT APPLIES:

☒	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐	AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING

3.	PLEASE INSERT ANY CHANGES THAT APPLY:

[NOTE: IF CHANGING THE PRINCIPAL OR REGISTERED AGENT ADDRESS, A COMPLETE STREET ADDRESS, INCLUDING CITY, STATE, ZIP CODE, AND COUNTY MUST BE PROVIDED.]

4.	THE CORPORATION IS FOR PROFIT.

5.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.	THE AMENDMENT WAS DULY ADOPTED ON July 14, 2000

BY (Please mark the block that applies):

(MONTH, DAY YEAR)

☒	THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☒	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS.

Chief Executive Officer

SIGNER’S CAPACITY

SIGNATURES Timothy S. Hill
NAME OF SIGNER (TYPED OR PRINTED)

July 14, 2000

DATE

SS-4421 (Rev. 1/00)                                                                                                                           RDA 1678

For Office Use Only

ARTICLES OF AMENDMENT

TO THE CHARTER

(For-Profit)

Department of State

Corporate Filings

312 Eighth Avenue North

6th Floor, William R. Snodgrass Tower

Nashville, TN 37243

CORPORATE CONTROL NUMBER (IF KNOWN) 0384648

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:
Healthmont Healthcare, Inc.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
HealthMont, Inc.

2.	PLEASE MARK THE BLOCK THAT APPLIES:

☒	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐	AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING

3.	PLEASE INSERT ANY CHANGES THAT APPLY:

[NOTE: IF CHANGING THE PRINCIPAL OR REGISTERED AGENT ADDRESS, A COMPLETE STREET ADDRESS, INCLUDING CITY, STATE, ZIP CODE, AND COUNTY MUST BE PROVIDED.]

4.	THE CORPORATION IS FOR PROFIT.

5.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.	THE AMENDMENT WAS DULY ADOPTED ON July 21, 2000

BY (Please mark the block that applies):

(MONTH, DAY, YEAR)

☐	THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☐	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.
THE SHAREHOLDERS.

Chief Executive Officer

SIGNER’S CAPACITY

SIGNATURES Timothy S. Hill
NAME OF SIGNER (TYPED OR PRINTED)

July 21, 2000

DATE

                                                                                                                                       RDA 1678

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